EXHIBIT 99.1

Contact:
Doug Farrell
Vice President of Investor Relations
408-731-5285

AFFYMETRIX REPORTS FIRST QUARTER 2014 OPERATING RESULTS

Santa Clara, Calif.—May 1, 2014—Affymetrix, Inc., (NASDAQ: AFFX) today reported its operating results for the first quarter of 2014.

Results for the three months ended March 31, 2014:

•
Total revenue was $83.0 million, compared to $77.9 million in first quarter of 2013. The first quarter of 2013 included $1.5 million of revenue associated with a product line which was divested in the fourth quarter of 2013. Adjusting for the divestiture, total revenue grew by 8.6% over the first quarter of 2013.

•	Product revenue was $73.7 million compared to $71.6 million in the first quarter of 2013. Adjusted for the divested product line, the year-over-year revenue growth was 5.2%.

•
GAAP net loss was $10.5 million, or $0.14 per diluted share, as compared to a GAAP net loss of $15.4 million, or $0.22 per diluted share, in the first quarter of 2013. 2014 GAAP net loss includes $5.1 million or $0.07 per share in settlement costs associated with a long standing breach-of-contract dispute.

•
Non-GAAP net income was $1.9 million, or $0.03 per diluted share, compared to a Non-GAAP net loss of $0.9 million, or $0.01 per diluted share, for the first quarter of 2013. Please refer to "Itemized Reconciliation Between GAAP and Non-GAAP Net Income (Loss)" for a reconciliation of these GAAP and Non-GAAP financial measures.

•	Total balance in cash and cash equivalents was $57.7 million and senior debt was $36.3 million as of March 31, 2014.

Product revenue for the first quarter of 2014 was $73.7 million and service and other revenue was $9.3 million. This compares to product revenue of $71.6 million and service and other revenue of $6.4 million in the first quarter of 2013. Product revenue for the first quarter of 2014 included consumable revenue of $69.9 million and instrument revenue of $3.8 million. Product revenue for the first quarter of 2013 included consumable revenue of $68.1 million and instrument revenue of $3.4 million.

Total gross margin was 56%, as compared to 51% in the same period of 2013. Excluding Non-GAAP adjustments such as the amortization of step-up in inventory fair value, total margin for the first quarter of 2014 was 61% compared to 59% in the same period of 2013. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Gross Margin" for a reconciliation of these GAAP and Non-GAAP financial measures.

For the first quarter of 2014, operating expenses were $55.3 million on a GAAP basis as compared to $52.2 million in the same period of 2013. Excluding Non-GAAP adjustments, such as a litigation settlement of $5.1 million, the amortization of acquired intangible assets and non-recurring charges, operating expenses for the first quarter of 2014 were $47.2 million, compared to an adjusted total of $43.6 million in the same period of 2013. The increase is primarily due to higher variable compensation cost and legal costs associated with our ongoing litigation. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Operating Expenses" for a reconciliation of these GAAP and Non-GAAP financial measures.

"We have achieved year-over-year revenue growth for the third consecutive quarter. Our focus on execution is clearly paying off and I'm confident that we are on track to return the Company to sustainable growth and profitability," said Frank Witney, President and CEO.

"2014 is off to a strong start at Affymetrix," stated Gavin Wood, EVP and CFO. "In the first quarter we achieved 8.6% revenue growth on a like-for-like comparison and we were profitable on a non-GAAP basis for the quarter. In the first four months of this year we prepaid $6.4 million against our Senior Debt reducing our outstanding balance to approximately $33 million as of today."

Recent developments:

•
The Company announced that it would collaborate with Akesogen on a $7.5 million contract by the U.S. Department of Veterans Affairs (VA) for genotyping samples from U.S. veterans as part of the Million Veteran Program (MVP). This award covers the genotyping of 105,000 veterans in the first year of a five year contract using Affymetrix’s Axiom Genotyping Solution to support the VA's goal of building one of the largest genetic databases in order to improve healthcare for our veterans.

•	In addition to receiving FDA 510K clearance in January, in March the Company received CE/IVD clearance for CytoScan Dx in Europe.
Affymetrix will host a conference call on Thursday, May 1, 2014 at 2:00 p.m.  PT to review its operating results for the first quarter of 2014. A live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.affymetrix.com.  In addition, investors and other interested parties can listen by dialing domestic: (877) 407-8291, international: (201) 689-8345.
A replay of this call will be available from 5:00 p.m. PT on May 1, 2014 until 8:00 p.m. PT on May 1, 2014 at the following numbers: domestic: (877) 660-6853, international: (201) 612-7415. The conference call passcode to access the replay is 13579729.  An archived webcast of the conference call will be available under the Investor Relations section of the Company's website.
About Affymetrix

Affymetrix technology is used by the world's top pharmaceutical, diagnostic, and biotechnology companies, as well as leading academic, government, and nonprofit research institutes. More than 2,300 systems have been shipped around the world and more than 65,000 peer-reviewed papers have been published using the technology. Affymetrix is headquartered in Santa Clara, California, and has manufacturing facilities in Cleveland, Ohio, San Diego, California, Singapore and Vienna, Austria. The Company has about 1,100 employees worldwide and maintains sales and distribution operations across Europe, Asia and Latin America.

All statements in this press release that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements related to our plans to return to growth and sustained profitability as well as other statements regarding Affymetrix's "expectations," "beliefs," "hopes," "intentions," "strategies" or the like.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: Affymetrix's ability to stabilize its business and grow revenue, Affymetrix's ability to timely and successfully integrate and realize the anticipated strategic benefits and costs savings or other synergies of the acquisition of eBioscience in a cost-effective manner while minimizing the disruption to its business; risks that eBioscience's future performance may not be consistent with its historical performance; risks relating to Affymetrix's ability to make scheduled payments of the principal of, to pay interest on or to refinance its indebtedness;  risks relating to Affymetrix's ability to successfully develop and commercialize new products, including its ability to successfully develop and commercialize novel molecular solutions based on eBioscience's portfolio of reagents; risks relating to past and future acquisitions, including the ability of Affymetrix to successfully integrate such acquisitions into its existing business; risks of Affymetrix's ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; risks relating to Affymetrix's ability to generate cash after interest and principal payments; uncertainties relating to technological approaches; risks associated with manufacturing and product development; personnel retention; uncertainties relating to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix's Annual Report on Form 10-K for the year ended December 31, 2013, and other SEC reports. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

In addition to providing financial measures based on generally accepted accounting principles in the United States (GAAP), Affymetrix has disclosed in this press release its net loss and net loss per share as well as its total gross margin and operating expenses for the first quarter of 2014 and 2013 excluding specified items. Reconciliation of GAAP to Non-GAAP measures can be found in the tables included in this press release. Affymetrix has determined to disclose this financial information to investors because it believes it will be useful, as a supplement to GAAP measures, in comparing Affymetrix's operating performance in the first quarter of 2014 as compared to the prior-year period. These Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

PLEASE NOTE:
Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.

- Financial Charts to Follow -

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	March 31, 2014	December 31, 2013
ASSETS:		(Note 1)
Current assets:
Cash and cash equivalents	$57,706	$57,128
Accounts receivable, net	50,826	50,862
Inventories—short-term portion	57,506	58,059
Deferred tax assets—short-term portion	1,222	767
Prepaid expenses and other current assets	6,882	8,920
Total current assets	174,142	175,736
Property and equipment, net	16,969	18,671
Inventories—long-term portion	5,865	5,972
Goodwill	161,548	161,595
Intangible assets, net	125,530	131,108
Deferred tax assets—long-term portion	363	355
Other long-term assets	12,701	11,074
Total assets	$497,118	$504,511
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$49,321	$45,534
Term loan—short-term portion	12,800	12,750
Deferred revenue—short-term portion	16,283	18,660
Total current liabilities	78,404	76,944
Deferred revenue—long-term portion	2,676	2,824
Convertible notes	105,000	105,000
Term loan—long-term portion	23,450	26,700
Other long-term liabilities	21,419	21,496
Total liabilities	230,949	232,964
Stockholders' equity:
Common stock	727	723
Additional paid-in capital	771,474	768,149
Accumulated other comprehensive income	10,159	8,392
Accumulated deficit	(516,191)	(505,717)
Total stockholders' equity	266,169	271,547
Total liabilities and stockholders' equity	$497,118	$504,511

Note 1:
The condensed consolidated balance sheet at December 31, 2013 has been derived from the audited consolidated financial statements at that date included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2014	2013
REVENUE:
Product sales	$73,695	$71,557
Services and other	9,276	6,388
Total revenue	82,971	77,945
COSTS AND EXPENSES:
Cost of product sales	29,512	34,433
Cost of services and other	6,904	3,507
Research and development	11,635	12,248
Selling, general and administrative	38,562	35,121
Litigation settlement	5,100	—
Restructuring charges	—	4,842
Total costs and expenses	91,713	90,151
Loss from operations	(8,742)	(12,206)
Interest income and other, net	293	342
Interest expense	1,753	2,898
Loss before income taxes	(10,202)	(14,762)
Income tax provision (benefit)	272	675
Net (loss) income	$(10,474)	$(15,437)

Basic and diluted net (loss) income per common share	$(0.14)	$(0.22)

Shares used in computing basic and diluted net (loss) income per common share	72,498	70,919

AFFYMETRIX, INC.
RESULTS OF OPERATIONS – NON-GAAP
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)

	Three Months Ended March 31,
	2014	2013
GAAP net loss - basic and diluted	$(10,474)	$(15,437)
Amortization of inventory fair value adjustment	2,896	4,589
Amortization of acquired intangible assets	4,382	4,635
Acquisition-related integration costs	—	515
Litigation settlement	5,100	—
Restructuring charges	—	4,842
Non-GAAP net income (loss) - basic and diluted	$1,904	$(856)

Non-GAAP basic and diluted net income (loss) per common share	$0.03	$(0.01)

Shares used in computing Non-GAAP basic and diluted net income (loss) per common share	72,498	70,919

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN

	Three Months Ended March 31,
	2014		2013
GAAP total gross margin	$46,555	56%	$40,005	51%
Amortization of inventory fair value adjustment	2,896	3%	4,589	6%
Amortization of acquired intangible assets	1,359	2%	1,366	2%
Non-GAAP total gross margin	$50,810	61%	$45,960	59%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended March 31,
	2014	2013
Total GAAP operating expenses	$55,297	$52,211
Amortization of acquired intangible assets	(3,023)	(3,269)
Acquisition-related integration costs	—	(515)
Litigation settlement	(5,100)	—
Restructuring charges	—	(4,842)
Total Non-GAAP operating expenses	$47,174	$43,585